UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Global Cornerstone Holdings Limited
(Exact name of registrant as specified in its charter)

British Virgin Islands	66-0758906
(State of incorporation or organization)	(I.R.S. employer identification no.)

641 Lexington Avenue
28th Floor
New York, NY
(Address of principal executive offices)

10022
(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-172120

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered
Units, each consisting of one Warrant and one Ordinary Share
Warrants to purchase Ordinary Shares
Ordinary Shares, no par value per share

Item 1.                                Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, warrants to purchase ordinary shares and ordinary shares, no par value of Global Cornerstone Holdings Limited (the “Company”).  The description of the units, ordinary shares and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-172120) filed with the Securities and Exchange Commission on February 8, 2011, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.                                Exhibits

The following exhibits have been filed as exhibits to the Registration Statement, as amended, or filed herewith and are incorporated herein by reference:

EXHIBIT INDEX

Exhibit No.	Description

3.1
Memorandum and articles of association. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-172120), filed with the Securities and Exchange Commission on February 8, 2011).

3.2
Amended and Restated Memorandum and articles of association (Incorporated by reference to Exhibit 3.2 to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-172120), filed with the Securities and Exchange Commission on April 14, 2011).

4.1
Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-172120), filed with the Securities and Exchange Commission on April 14, 2011).

4.2
Specimen Ordinary Shares Certificate (Incorporated by reference to Exhibit 4.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-172120), filed with the Securities and Exchange Commission on April 14, 2011).

4.3
Specimen Warrant Certificate (Incorporated by reference to Exhibit A of Exhibit 4.4 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-172120), filed with the Securities and Exchange Commission on April 14, 2011).

4.4
Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 4.4 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-172120), filed with the Securities and Exchange Commission on April 14, 2011).

10.5
Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 10.5 to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-172120), filed with the Securities and Exchange Commission on April 14, 2011).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Very truly yours,

GLOBAL CORNERSTONE HOLDINGS LIMITED

By:	/s/ James D. Dunning, Jr.
James D. Dunning, Jr.
Chairman and Chief Executive Officer

Dated: April 14, 2011